Exhibit 99.2

                       IN THE UNITED STATES DISTRICT COURT
                          FOR THE DISTRICT OF MARYLAND

IN RE:                      :
                              Civil Action No. DKC 2003-2009
JOHN L. LAWBAUGH            :
                              Adversary Proceeding No.
Debtor                      : 03-03041-PM

                            :
1ST ATLANTIC GUARANTY
CORPORATION                 :

                            :
     Plaintiff
                            :
     v.
                            :
JOHN L. LAWBAUGH
                            :
     Defendant

                               MEMORANDUM OPINION

Presently pending and ready for resolution in this declaratory judgment action is the motion of 1st Atlantic Guaranty Corporation for summary judgment on its complaint for declaratory judgment and on the counterclaim of John L. Lawbaugh. The issues were briefed and a hearing held. For the following reasons, the motion will be granted.

Background

      1st Atlantic Guaranty Corporation is a defendant in a suit brought by the Securities and Exchange Commission, SEC v. 1st Atlantic Guaranty Corporation, DKC 2003-1213, in which the commission contends that 1st Atlantic fails to meet the reserve requirements of Sections 28(a) and 28(b) of the Investment Company Act of 1940. The history of that dispute is adequately set forth in the record of that case. 1st Atlantic refers to the record in that case, including the declarations, in moving for summary judgment.

      In the summer and fall of 2002, the Board of Directors of 1st Atlantic concluded that Mr. Lawbaugh, who was at the time sole shareholder and Chairman and Chief Executive Officer of both 1st Atlantic and a subsidiary, had been involved in questionable transactions on behalf of the corporation. Board members began actions which ultimately led to Mr. Lawbaugh's resignation and the negotiation of an Escrow Agreement, which was signed on November 14, 2003, and the shares transferred to the escrow agent.

      Mr. Lawbaugh filed a petition in bankruptcy on May 29, 2003. 1st Atlantic then filed this declaratory judgment action, seeking to determine whether the escrow agreement was valid and enforceable and whether the shares were part of Mr. Lawbaugh's bankruptcy estate.

      Upon the report and recommendation of Judge Mannes, the court withdrew reference of the adversary proceeding. Judge Mannes also modified the stay of 11 U.S.C. ss. 362(a) "so as to permit the resolution of all issues presented in the action and the entry of judgment thereon."

      1st Atlantic moved for summary judgment on July 24, 2003, with supporting exhibits. Mr. Lawbaugh's response, filed on August 11, 2003, referred to his own declaration, but no such document was filed at that time. According to Mr. Lawbaugh, the issues are whether the other parties to the escrow agreement materially breached that agreement, thus allowing Mr. Lawbaugh to terminate the agreement and be freed from his obligations and whether Mr. Lawbaugh was competent to enter into the agreement. On Tuesday afternoon, August 19, 2003, at 4:45 pm, a written document was filed purporting to be the declaration of Mr. Lawbaugh, but it is not signed. At the hearing, Mr. Fitzgerald proffered that a signed copy was in the possession of Mr. Lawbaugh, but not in counsel's possession.

Standard of Review

      It is well established that a motion for summary judgment will be granted only if there exists no genuine issue as to any material fact and the moving party is entitled to judgment as a matter of law. FED. R. CIV. P. 56(c); Anderson v. Liberty Lobby, Inc., 477 U.S. 242, 250 (1986); Celotex Corp. v. Catrett, 477 U.S. 317, 322(1986). In other words, if there clearly exist factual issues "that properly can be resolved only by a finder of fact because they may reasonably be resolved in favor of either party," then summary judgment is inappropriate. Anderson, 477 U.S. at 250; see also Pulliam Inv. Co. v. Cameo Properties, 810 F.2d 1282, 1286 (4th Cir. 1987); Morrison v. Nissan Motor Co., 601 F.2d 139, 141 (4th Cir. 1979); Stevens v. Howard D. Johnson

Co., 181 F.2d 390, 394 (4th Cir. 1950). The moving party bears the burden of showing that there is no genuine issue as to any material fact. FED. R. CIV. P. 56(c); Pulliam Inv. Co., 810 F.2d at 128 (citing Charbonnages de France v. Smith, 597 F.2d 406, 414 (4th Cir. 1979)).

      When ruling on a motion for summary judgment, the court must construe the facts alleged in the light most favorable to the party opposing the motion. United States v. Diebold, Inc., 369 U.S. 654, 655 (1962); Gill v. Rollins Protective Servs. Co., 773 F.2d 592, 595 (4th Cir. 1985). A party who bears the burden of proof on a particular claim must factually support each element of his or her claim. "[A] complete failure of proof concerning an essential element . . .. necessarily renders all other facts immaterial." Celotex Corp., 477 U.S. at
323. Thus, on those issues on which the nonmoving party will have the burden of proof, it is his or her responsibility to confront the motion for summary judgment with an affidavit or other similar evidence. Anderson, 477 U.S. at 256.

      In Celotex Corp., the Supreme Court stated:

            In cases like the instant one, where the nonmoving party will bear the burden of proof at trial on a dispositive issue, a summary judgment motion may properly be made in reliance solely on the "pleadings, depositions, answers to interrogatories, and admissions on file." Such a motion, whether or not accompanied by affidavits, will be "made and supported as provided in this rule," and Rule 56(e) therefore requires the nonmoving party to go beyond the pleadings and by her own affidavits, or by the "depositions, answers to interrogatories, and admissions on file," designate "specific facts showing that there is a genuine issue for trial."

Celotex Corp., 477 U.S. at 324. However, "`a mere scintilla of evidence is not enough to create a fact issue.'" Barwick v. Celotex Corp., 736 F.2d 946, 958-59 (4th Cir. 1984), quoting Seago v. North Carolina Theaters, Inc., 42 F.R.D. 627, 632 (E.D.N.C. 1966), aff'd, 388 F.2d 987 (4th Cir. 1967). There must be
"sufficient evidence favoring the nonmoving party for a jury to return a verdict for that party. If the evidence is merely colorable, or is not significantly probative, summary judgment may be granted." Anderson, 477 U.S. at 249-50 (citations omitted).

Analysis

Mental Capacity

      Mr. Lawbaugh, assisted by three attorneys, negotiated over a period of weeks, if not months, concerning the terms of the escrow agreement. He submitted a written resignation from the Board of Directors of 1st Atlantic Guaranty Corporation and SBM Certificate Company on November 12, 2002, and signed the escrow agreement two days later. He continued to be represented by counsel into the new year. On February 7, 2003, Mr. Lawbaugh sent an e-mail to Mr. Westbury stating that, effective immediately, he would be representing himself. On April 2, 2003, Mr. Lawbaugh wrote to counsel for 1st Atlantic Guaranty Corporation proposing a "settlement" of the claims against him, in order to avoid an expensive and time consuming arbitration process.

      In his "declaration," Mr. Lawbaugh states that at the time the Escrow Agreement was signed, "I was suffering from a major mental illness, bi-polar manic-depression, which required significant medication to neutralize." He had been hospitalized in February 2002 at Johns Hopkins following an attempted suicide, and then began treatment by Dr. Martin Stein in Virginia. He took various prescription medications which "were not fully effective." He fell into a deep depression. "The heavier doses of very strong medications had me experiencing serious side effects including the fact that these medications clouded my judgment and significantly affected my ability to think at all." He reports that he forgot names of people he had known for years.

      He conclusorily reports "I did not understand the operation and the effects of the Escrow Agreement. In fact, I only went along with my removal from the authority by the boards of directors which I had put into office and could have removed from office any day, and signed the Escrow Agreement so that someone else would run the companies and I would be left alone to sell my companies." He acknowledges trying to "carry out my part of the Escrow Agreement," particularly concerning the parties' monetary claims.

      Under Maryland law, every person is presumed to possess the requisite mental capacity to execute an instrument and the burden of proof rests upon those who allege the contrary. Gordon v. Rawles, 201 Md. 503, 512, 94 A.2d 465, 469-70 (1953), citing Brown v. Ward, 53 Md. 376, 387 (1880). Furthermore,
"testimony in order to be legally sufficient to overthrow the presumption in favor of a person's sanity and capacity, must be directed to the date of the execution of the paper attacked, and must tend to show that he was incompetent at that particular time." Id. While both expert and lay opinions may be admissible, either must be premised on an adequate foundation:

                  "The Maryland rule in regard to the admissibility of opinion testimony by lay witnesses in cases involving challenges to wills because of alleged mental incapacity is subject, however, to most important and well-established qualification, i.e., that the lay witness must precede his opinion by disclosing his means of knowledge as to the mental condition of the testator and his reasons for the conclusion stated."

Williams v. Moran, 248 Md. 279, 286, 236 A.2d 274, 279 (1967), quoting from
Ingalls v. Trustees of the Mt. Oak Methodist Church Cemetery, 244 Md. 243, 257
(1966). Many Maryland cases support the use of lay testimony, both factual and opinion, on the issue of capacity of a particular person. All, however, scrutinize the evidence to make sure it rests on a solid foundation. Oliver v. Hays, 121 Md.App. 292, 213, 708 A.2d 1140, 1150 (1998); Plummer v. Livesay, 185
Md. 450, 455, 44 A.2d 919, 921 (1946). No case finds a mere lay opinion in conclusory form, as here, to be sufficient to overcome the presumption. No case, moreover, holds that a person's own affidavit that he lacked capacity on a date in the past is itself sufficient.

      The notion that a person can overcome the presumption of capacity by stating under oath himself the bare conclusion that he or she lacked capacity is nonsensical. In essence, Mr. Lawbaugh states, today, that he is a competent witness as to his lack of capacity on November 14, 2002, when any such knowledge relates to a time when he says he had no capacity to understand the Escrow Agreement or its ramifications. By definition, he is stating that he is not competent to be a witness as to his own status on that date. The portions of the declaration purporting to give expert opinions on the state of his mental health, and the effects of various medications, are obviously beyond his ability to provide. The court simply cannot rely on Mr. Lawbaugh's own declaration as to capacity. Thus, the declaration, even if properly signed, is simply insufficient to overcome the legal presumption of capacity, in light of the uncontroverted circumstances apparent in this record. See, Lent v. Employment Security Comm'n of New Mexico, 658 P.2d 1134, 1139 (N.M. 1983)("[P]laintiff's perceptions as a nonexpert do not support her opinion concerning competency.")

Express Trust/Bankruptcy Estate

      An express trust is created when the parties affirmatively manifest an intention that certain property be held in trust for the benefit of a third party. An express trust exists, under Maryland law, when there is (1) property known as a res that is owned by the settlor, (2) a settlor who is competent to create a trust, (3) a person capable of holding the property as a trustee, and
(4) a beneficiary, the person for whose benefit the res is held. In re Mueller, 256 B.R. 445, 460 (D. Md. 2000); accord, In re Shank, 240 B.R. 216 (D. Md.
1999). There is no dispute as to the existence of elements 1, 3, and 4. As stated above, there is insufficient evidence of lack of capacity.

      The document in question is entitled Escrow Agreement, and its terms undeniably manifest an intention that the shares be held for the benefit of 1st Atlantic and the other companies. In a different context, the Fourth Circuit has held that an escrow agreement was an express trust, In re Dameron, 155 F.3d 718, 723 (4th Cir.1998)(1).

      In recommending withdrawal of the reference, Judge Mannes concluded:

            [T]he agreement before the court is not an executory contract but is a fully performed trust agreement. There is no unperformed obligation as to the creation of the trust, the failure of which would constitute a material breach excusing the performance of the other. No further performance was required on either side to complete the process of placing the shares of 1st Atlantic Guaranty Corporation into escrow. See, Lubrizol Enterprises, Inc. v. Richmond Metal Finishers, Inc., 756 F.2d 1043, 1045 (4th Cir. 1985).

--------------------------------------------------------------------------------

(1) The court pointed out, however, that ordinarily trust property is returned to the trustor if the conditions of the trust are not satisfied. Here, the escrow is irrevocable and can only be terminated by Mr. Lawbaugh on limited grounds.

      The Agreement resulted in the transfer of the shares to an agent. The Escrow "shall be irrevocable and shall terminate or be amended only as provided for herein." P. 1.1. The termination provision is P. 1.7. Subparagraph (a) concerns the shares:

            Unless otherwise provided by written agreement of the Parties this Agreement shall terminate, without any action or notice by 1st Atlantic, Lawbaugh or the Agent, with respect to the Shares upon the earlier of (A) the sale of all of the Shares for cash and/or marketable securities that are "qualified investments" under the 1940 Act, as determined by the Board; (B) the acquisition of 1st Atlantic by another corporation or entity by consolidation, merger, share exchange, or other reorganization, in a transaction that would result in the payment of the type of consideration described in (A); or (C) any transfer of Shares by Lawbaugh (including without limitation a transfer resulting from a merger, consolidation, share exchange, or other reorganization involving 1st Atlantic, or a sale of all or substantially all of 1st Atlantic's consideration described in (A), such that Lawbaugh will no longer have any wnership interest in 1st Atlantic, State Bond or the Company; provided, however, that any transaction contemplated by (A), (B) or (C) shall be on terms acceptable to 1st Atlantic's Board of Directors consistent with its duties under the 1940 Act and the best interests of the holders of 1st Atlantic's and the Company's face-amount certificates. Further, any such sale or disposition shall be to an independent third party that has no affiliation with Lawbaugh.

Thus, the escrow of the shares will only end when they are sold to a party with no affiliation with Lawbaugh.

      Mr. Lawbaugh asserts that, even if a valid express trust was created, breaches by 1st Atlantic justify him in repudiating the agreement and withdrawing from it. He contends that 1st Atlantic failed to provide information to him as required under the terms of the agreement. Once again, though, other than his bald statements, there is no evidence of any material breach. He did not, as contemplated by P. 1.7 (b) of the agreement, give 1st Atlantic notice of any defaults in a timely fashion. He simply waited until a sale was imminent and then, in a shotgun fashion, has tried to avoid the results of his agreement. The agreement remains valid and enforceable.

      In bankruptcy, the property in the estate is defined in U.S.C. ss. 541. It does not include "property in which the debtor holds, as of the commencement of the case, only legal title and not an equitable interest." 11 U.S.C. ss. 541(d). In re Holmes Environmental, Inc., 287 B.R. 363, 374 (E.D. Va. 2002)(finding no interest of the debtor in funds set aside in escrow except reversionary interest in monies not owed to creditor). Thus, the shares that are now in escrow are not property of the bankruptcy estate. Mr. Lawbaugh does retain, however, a contingent interest in the proceeds of the sale of the shares to the extent that the proceeds exceed the amount of the claims against Lawbaugh that were avoided by the agreement. P. 2.3(d). Thus, to implement fully the agreement, it is necessary to determine the amount of those claims.

Amount of Claims

      Paragraph 2.5, The Claims Against Lawbaugh states:

                  In determining the amount of the claims of 1st Atlantic, State
            Bond and the Company against Lawbaugh for purposes of Section 2.3(d), the Parties will work in good faith and provide supporting documentation in an effort to agree on the amount of such claims not later than two weeks from the Effective Date. Should the parties be unable to agree as to the amount of such claims, a neutral third party agreeable to the Parties will be appointed to determine such amount as soon as practicable. In the event that the Parties cannot agree, each Party will choose its own person within 2 business days and those two persons will choose the neutral third party within two business days. In any event, the cost of such a third party will be split evenly by Mr. Lawbaugh and 1st Atlantic.

      1st Atlantic provides the declaration of Trey Stafford, the Chief Financial Officer of SBM, as to the amount of its claims against Mr. Lawbaugh, along with the invoices and covering letters sending the invoices to Mr. Lawbaugh's counsel or to him personally. Although the record reflects that Mr. Lawbaugh, at various times, has said that he disputed those amounts, he has not provided the court, or 1st Atlantic, with any evidentiary support for his position. He has acknowledged the availability of the neutral third party to resolve the dispute if the parties' good faith efforts failed, but did nothing to implement that process when 1st Atlantic sought to do so. The agreement contains an enforcement provision, P. 3.6, which provides for each party to seek appropriate injunctive relief in court, in addition to legal relief.

      Mr. Lawbaugh has waived any opportunity to contest the amounts claimed not only by failing to name a neutral third party, but by failing to come forward with evidence to dispute those amounts or to substantiate any of his claims for reimbursement. A separate order will be entered.


                                           /s/
                                           ----------------------------
                                           DEBORAH K. CHASANOW
                                           United States District Judge